Exhibit 21

The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 22, 2015.

Entity Name		Jurisdiction of Organization

AG SOUTH CAROLINA LLC		Delaware

AMERICAN GYPSUM COMPANY LLC		Delaware

AMERICAN GYPSUM MARKETING COMPANY LLC		Delaware

AUDUBON MATERIALS LLC d/b/a Central Plains Cement Company LLC		Delaware

AUDUBON READYMIX LLC d/b/a Quicksilver Readymix LLC		Delaware

CCP CEMENT COMPANY		Nevada

CCP CONCRETE/AGGREGATES LLC		Delaware

CCP GYPSUM LLC		Nevada

CENTEX MATERIALS LLC		Delaware

ILLINOIS CEMENT COMPANY LLC		Delaware

KANSAS CITY AGGREGATE LLC d/b/a Talon Concrete and Aggregates LLC		Delaware

KANSAS CITY FLY ASH LLC		Delaware

KANSAS CITY READYMIX LLC d/b/a Talon Concrete and Aggregates LLC		Delaware

MATHEWS READYMIX LLC		California

MOUNTAIN CEMENT COMPANY		Nevada

NEVADA CEMENT COMPANY		Nevada

NORTHERN WHITE SAND LLC		Delaware

REPUBLIC PAPERBOARD COMPANY LLC		Delaware

TEXAS CEMENT COMPANY		Nevada

TEXAS LEHIGH CEMENT COMPANY LP d/b/a Texas Lehigh Cement	50%	Texas

TLCC GP LLC		Delaware

TLCC LP LLC		Delaware

TULSA CEMEMT LLC d/b/a Central Plains Cement Company LLC		Delaware

WESTERN AGGREGATES LLC		Nevada